                      SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C.  20549

                                   Form 8-K

                                CURRENT REPORT

                   Pursuant to Section 13 or 15(d) of the
                       Securities Exchange Act of 1934


Date of Report (Date of earliest event reported): July 17, 2000 (July 3, 2000)

                  CLARITI TELECOMMUNICATIONS INTERNATIONAL LTD.
                  ---------------------------------------------
               (Exact name of Registrant as specified in charter)


     Delaware                    33-90344                     23-2498715
     -------------------------------------------------------------------
   (State or other             (Commission                  (IRS Employer
   jurisdiction of             File Number)                 Identification
   incorporation)                                           Number)


             1735 Market Street, Mellon Bank Center, Suite 1300
                    Philadelphia, Pennsylvania    19125
         --------------------------------------------------------
         (Address of principal executive offices)      (Zip Code)


                                215-979-3600
                                ------------
           (Registrant's telephone number, including area code)


                               Not Applicable
                               --------------
         (Former name or former address, if changed since last report)















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Item 5.  Other Events.

     Effective as of 4:30 p.m. EDT on July 3, 2000, Clariti Telecommunications International, Ltd. ("Clariti") implemented a one share for four shares reverse stock split of its outstanding common stock. No fractional shares will be issued and the number of shares to be issued upon conversion will be rounded up to the nearest whole share. Clariti's common stock began trading on a post-split basis at the opening of the stock market on July 5, 2000 on the OTC Bulletin Board under the new symbol CRTM. The reverse split was approved by Clariti's board of directors and a majority of its shareholders.

     The principal reasons for the reverse stock split are to increase the effective marketability of Clariti's common stock to institutional buyers and to enhance the liquidity of the common stock so that Clariti can better access capital markets.

     Stockholders will be notified by Clariti's transfer agent and exchange agent, American Stock Transfer & Trust Company, regarding the process for exchanging stock certificates representing post-split shares. Following the reverse split, transfers of certificates representing pre-split shares of common stock will be honored but will only represent one-fourth of the number of shares set forth on the certificate rounded up to the nearest whole share. Warrants and options to purchase Clariti's common stock and other securities convertible into common stock will be adjusted in accordance with their terms to reflect the reverse stock split.








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                                 Signature
                                 ---------

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                                 CLARITI TELECOMMUNICATIONS
                                                 INTERNATIONAL, LTD.
                                                 (Registrant)

July 17, 2000

                                                 By: s/James M. Boyd, Jr.
                                                     --------------------
                                                     James M. Boyd, Jr.
                                                     Vice President of Finance
                                                     and Chief Accounting
                                                     Officer



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